Exhibit 99.1

News Release

Contact:
Juan José Orellana
Investor Relations
562-435-3666, ext. 111143

MOLINA HEALTHCARE ISSUES GUIDANCE
FOR ITS 2010 FISCAL YEAR

Long Beach, California (January 26, 2010) – Molina Healthcare, Inc. (NYSE:MOH) today announced its guidance for 2010. For the year ended December 31, 2010, the Company currently expects the financial results shown below (all amounts are approximate):

Earnings per diluted share	$1.50
Net income	$39 million
Investment income	$9 million
Premium revenue	$3.9 billion
Medical care costs as a percentage of premium revenue	86%
Core G&A (administrative expenses excluding premium taxes)
as a percentage of total revenue	7.6%
Administrative expenses (including premium taxes)
as a percentage of total revenue	11%
Depreciation and amortization	$42.6 million
Interest expense	$13.8 million
Diluted shares outstanding	26 million

The Company’s guidance does not include the dilutive impact it expects in fiscal year 2010 from the acquisition of the Unisys Health Information Management (HIM) business, which is expected to close in the first half of 2010.

The Company will host an Investor Day conference at the Le Parker Meridien Hotel in New York City on Wednesday, January 27, 2010, from noon to 4:00 p.m. Eastern Time. The Company’s conference presentation will include discussions by management on corporate strategy, market factors, and financial metrics, including a discussion of the Company’s 2010 guidance. An online simulcast of the Company’s presentation can be accessed under the Investors tab on the Company's website at www.molinahealthcare.com or at www.earnings.com. A 30-day online replay will be available approximately one hour following the conclusion of the live broadcast.

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MOH Issues Guidance For Its 2010 Fiscal Year

January 26, 2010

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains numerous "forward-looking statements" regarding the Company’s expected results for fiscal year 2010. All of our forward-looking statements are based on our current expectations and assumptions. Actual results could differ materially due to numerous known and unknown risks and uncertainties, including, without limitation, risk factors related to the following:

  budgetary pressures on the federal and state governments and their resulting inability to fully fund Medicaid, Medicare, or CHIP, or to maintain current membership eligibility thresholds and criteria;
  unexpected rate reductions or the rescission of expected rate increases;
  the enactment of federal health care reform;
  management of our medical costs, including flu levels and rates of utilization that are consistent with our expectations;
  the accurate estimation of incurred but not reported medical costs across our health plans;
  the continuation and renewal of the government contracts of our health plans;
  the timely closing of the HIM business acquisition, including the need to obtain regulatory approvals, customer consents, and to satisfy other closing conditions;
  the integration of the HIM business and operations;
  the retention and renewal of the HIM business’s state government contracts on terms consistent with our expectations;
  the accuracy of our operating cost and capital outlay projections for the HIM business;
  final fourth quarter and full year 2009 financial results consistent with our expectations;
  approval by state regulators of dividends and distributions by our subsidiaries;
  changes in funding under our contracts as a result of regulatory changes, programmatic adjustments, or other reforms;
  high dollar claims related to catastrophic illness;

and numerous other risk factors, including those discussed in our periodic reports and filings with the Securities and Exchange Commission. These reports can be accessed under the investor relations tab of our Company website or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, we can give no assurances that our projected results for 2010 will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward‐looking statements in this release represent our judgment as of January 26, 2010, and we disclaim any obligation to update such statements.

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